Exhibit 10.1

CONTINGENT
PROMISSORY NOTE

Houston, Texas

$500,000 Issue Date:  March 1, 2008

           FOR VALUE RECEIVED, the undersigned, Omnimmune Corp., a Texas corporation (“Maker”), promises to pay to Harris A. Lichtenstein, or his assigns, an individual residing in the State of Texas (“Payee”; Payee and any subsequent holder(s) hereof are individually and collectively referred to as “Holder”), or order, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000), as hereinafter provided.

           1.           Principal Payments.

(a)            Payment.  This Note shall be and is payable in cash by Maker from the proceeds due and payable to Payee in the form of the Revenue Percentage Payment (as such phrase defined in Exhibit A, attached hereto and made a part hereof, entitled “Definitions”) or from a Significant Transaction (as defined below), which proceeds shall be distributed by Maker to Holder within thirty (30) days following the date on which Maker is thereafter in full or partial payment of this Note.

(b)           Interest.  This Note is non interest bearing.

(c)           Tender.  All payments of principal shall be made in lawful money of the United States of America and shall be made to Holder at Holder’s address set forth in Section 5 or at such other place as Holder may designate to Maker in writing.

           2.           Events of Default.  The occurrence or existence of any one of the following events or conditions shall constitute an “Event of Default”:

(a)           Maker shall fail to pay the principal of this Note when the same becomes due and payable in accordance with the terms hereof and such amount remains unpaid for ten (10) days after the due date thereof;

(b)           Maker fails to observe or perform any other covenant or agreement on the part of Maker contained in this Note which failure continues for a period of sixty (60) days after the date of written notice thereof from Holder;

(c)           Maker makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Maker and Maker indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Maker bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days
.

           3.           Remedies.

(a)           If an Event of Default occurs and is continuing, Holder may, by notice in writing to Maker, declare the entire unpaid principal of the Note to be due and payable immediately, and upon any such declaration the principal on the Note shall become and be immediately due and payable, and Holder may thereupon proceed to protect and enforce its rights either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Holder.

(b)           In the event this Note is placed in the hands of an attorney for collection or for enforcement, or in the event that Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, Maker agrees to pay all reasonable attorneys’ fees and expenses, all court and other costs and the reasonable costs of any other collection efforts.  Forbearance to exercise the remedies set forth herein with respect to any failure or breach of Maker shall not constitute a waiver by Holder of any of such remedies.

           4.           Expenses.  Each of Maker and Payee shall bear its own costs incurred in connection with the negotiation, documentation and execution of this Note, the closing of the transactions contemplated herein, and any amendment, waiver, consent, supplement or modification hereto.

5.      Notices. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered three (3) days after the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

If to Maker, to:
Omnimmune Corp.
Attn:  Chief Executive Officer
4600 Post Oak Place
Suite 352
Houston, Texas  77027

with a copy to:

Frank McDaniel, Esq.
McDaniel & Henry, LLP
PO Box 681235
Marietta, Georgia   30068-0021
If to Payee, to: Harris A. Lichtenstein 15 Wynden Place Lane Houston, Texas 77056

If to any Holder other than Payee, to such address as may have been designated by notice given Maker by such Holder.  Maker, Payee or any other Holder may designate a different address by notice given in accordance with the foregoing.

6.           Governing Law. This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws) and applicable federal law.

7.           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.           Entire Agreement.  This Note shall constitute the entire agreement between the parties with respect to the indebtedness represented hereby and shall supersede and replace all prior promissory notes, arrangements, agreements and understandings with respect to the subject matter hereof.

This Note is only valid upon cancellation and surrender to Maker of (i) the original Promissory Note dated March 1, 2007 in the original principal amount of up to $5,000,000; (ii) the original Promissory Note dated March 1, 2007 in the original principal amount of up to $150,000; and (iii) the original Promissory Note dated March 1, 2007 in favor of Intrepid Technologies, Inc., a Texas corporation, owned by Payee, in the original principal amount of up to $1,000,000 (collectively, the “Lichtenstein Notes”).

Except for claims arising under this Note, Payee hereby and forever releases and discharges Maker and each affiliate thereof from any and all causes of action, actions, affirmative defenses, defenses, counterclaims, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of every kind and character, whether known or unknown, liquidated or unliquidated, suspected or unsuspected, existing or prospective, from the beginning of time through and including the date hereof arising from, under or in connection with the Lichtenstein Notes.

Omnimmune Corp.

By: /s/ Mark S. Germain
Mark Germain
Director

ACCEPTED AND AGREED TO:

By: /s/ Harris A. Lichtenstein
Harris A. Lichtenstein, Ph.D.

EXHIBIT A

Definitions

For purposes of this Note, the following terms and phrases shall have the meaning ascribed thereto:

“Revenues” shall mean the consideration, if any, paid to the Company or for the Company’s benefit, including, without limitation, (i) any lump sum payment or series of related lump sum payments from a third party in consideration for the third party acquiring an interest in the future revenues of a product or technology owned or controlled by the Company, and (ii) capital contributions or other payments into partnerships or joint ventures with the Company by a partner, collaborator or other third party, whether in cash or in kind (valued at fair market value), in exchange for the licensing, sublicensing, or transfer of technology, or to develop technology or products of, or with, the Company, including, without limitation, license fees, milestone payments and premiums paid on purchases, whether equity or debt, of the capital stock of the Company, provided, that such premiums shall include only the amount paid greater than the fair market value of such capital stock.

“Revenue Percentage Payment” shall mean the following payment to be made by Maker to Payee either under this Note or that certain employment agreement entered into by and between Maker and Payee of even date herewith:  in the event that the Company (a) initiates one or more transactions with one or more third parties during the Term and (b) consummates such transaction or transactions, from which the Company receives any Revenues (each a “Transaction”), a percentage payment equal to two percent (2%) of such Revenues from each such Transaction, which payment to Payee shall first be made in reduction of and in satisfaction of the principal of this Note and treated for income tax purposes not as income to Payee, but as a repayment of expenses having been advanced to either Maker or its predecessor only if and to the extent Payee substantiates in accordance with Internal Revenue Service requirements his having made such advances.

“Significant Transaction” shall mean the sale of all or substantially all of Maker’s assets.